Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2025-2 Warrants Plan of Nyxoah SA of our report dated March 26, 2026, with respect to the consolidated financial statements of Nyxoah SA, included in its Annual Report (Form 20-F) for the year ended 31 December 2025, filed with the Securities Exchange Commission.

/s/ EY Réviseurs d’Entreprises/ EY Bedrijfsrevisoren SRL/BV

Diegem, Belgium
March 26, 2026